Exhibit 10.4

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and Release (the “Settlement Agreement”) is entered into as a document under seal as of July 31, 2009, by and between Vermont Pure Holdings, Ltd. (“Vermont Pure”), Peter K. Baker (“Baker), and Ross Rapaport (“Rapaport”) (collectively referred to herein as “the Vermont Pure Parties”) on the one hand, and Hagens Berman Sobol Shapiro LLP (“Hagens Berman”) and Thomas M. Sobol (“Sobol”) (collectively referred to herein as “the Hagens Berman Parties”) on the other.  (Each signatory to this Agreement is referred to herein as a "Party", and all signatories are referred to collectively as "the Parties.")
RECITALS

WHEREAS, Vermont Pure has filed suit against Hagens Berman and Sobol in Massachusetts Superior Court, C.A. No. 06-1814-BLS, and Hagens Berman [and Sobol] [have] brought certain counterclaims against Vermont Pure (“the Massachusetts State Court Action”);

WHEREAS, Hagens Berman has filed suit against Baker and Rapaport in Federal District Court, District of Massachusetts, C.A. No. 09-10404-DPW (“the Federal Action”);

WHEREAS, the Hagen Berman Parties and the Vermont Pure Parties deny any and all liability as alleged in the Massachusetts State Court Action and the Federal Action, but wish to resolve their outstanding claims against each other;

NOW, THEREFORE, in consideration of the recitals, covenants, releases and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.           Actions dismissed:  No later than five business days from delivery hereof, (a) Vermont Pure and the Hagens Berman Parties will cause the Massachusetts State Court Action to be dismissed with prejudice as to the claims between Vermont Pure and the Hagens Berman Parties, by executing and filing a joint stipulation of dismissal in the form attached hereto as Exhibit A; and (b) Hagens Berman will cause the Federal Action to be dismissed with prejudice, by executing and filing a stipulation of dismissal in the form attached hereto as Exhibit B.

2.           General Releases: Subject only to the provisions of this Agreement:

(a) Vermont Pure, for itself and all of its respective parent companies, subsidiaries, divisions, affiliates, predecessors, successors, assigns, and all companies owned or controlled by them, and Baker and Rapaport, together with their representatives, agents, heirs, executors and administrators, in consideration of the mutual promises made herein, do hereby release and forever discharge the Hagens Berman Parties and all of their respective affiliates, predecessors, successors, assigns, and all companies owned or controlled by them, and each of their past and present partners (including without limitation Steve Berman), agents, attorneys, officers, directors, shareholders, servants, employees, representatives, agents, heirs, executors, administrators, and insurers from any and all claims, potential claims, demands, attorney's fees, costs, causes of action, actions, suits, debts, sums of money, damages, and causes of action of every kind or nature, whether known or unknown, suspected or unsuspected, whether arising in law or equity, that they now have or have at any time heretofore (from the inception of time) had against them, including without limitation all claims which have been asserted or could have been asserted in the Massachusetts State Court Action or the Federal Action.

(b)  Hagens Berman, for itself and all of its respective affiliates, predecessors, successors, assigns, and all companies owned or controlled by them, and Sobol, together with his representatives, agents, heirs, executors and administrators, in consideration of the mutual promises made herein, do hereby mutually release and forever discharge the Vermont Pure Parties and all of their respective parent companies, subsidiaries, divisions, affiliates, predecessors, successors, assigns, and all companies owned or controlled by them, and each of their past and present officers, agents, attorneys (including without limitation Dean F. Hanley and Jeffrey L. Williams), officers, directors, shareholders, servants, employees, representatives, agents, heirs, and executors from any and all claims, potential claims, demands, attorney's fees, costs, causes of action, actions, suits, debts, sums of money, damages, and causes of action of every kind or nature, whether known or unknown, suspected or unsuspected, whether arising in law or equity, that they now have or have at any time heretofore (from the inception of time) had against them, including without limitation all claims which have been asserted or could have been asserted in the Massachusetts State Court Action or the Federal Action.

3.           No Admission of Liability: The Parties acknowledge that this Settlement Agreement is given in settlement of disputed claims and is not, and shall not be construed as, an admission of liability, or as an admission of the truthfulness of any of the factual allegations made by either Party.   All Parties expressly deny all liability.

4.           No cooperation:  The Vermont Pure Parties will not voluntarily cooperate in any other litigation brought against the Hagens Berman Parties, including without limitation by voluntary provision of documents.  The Vermont Pure Parties may respond to lawful process including subpoenas.

5.           Confidentiality:  Subject to the provisions of Paragraph 6 below, the Parties expressly agree that neither they nor any person or organization acting on their behalf will, at any time, directly or indirectly, except as expressly authorized in writing by the non-disclosing party, publicize, divulge or disclose to any person, entity, or media representative, the terms of this Settlement Agreement and the matters released herein, except (a) as required by law or by tax authorities or (b) a Party may disclose this Settlement Agreement to a legal advisor, accountant, or auditor to the extent necessary to receive professional advice.

6.           Vermont Pure public disclosure:  The parties acknowledge that Vermont Pure is a public company with a class of equity securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”), and that accordingly Vermont Pure is required to disclose certain material transactions.  As required by the Exchange Act, Vermont Pure will file a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) in connection with execution and delivery of this Settlement Agreement and of another agreement being executed and delivered herewith, which Form 8-K will contain the language set forth in Exhibit C hereto.  Further, Vermont Pure will, as required by the Exchange Act, file this Settlement Agreement with the SEC as an exhibit to its Quarterly Report on Form 10-Q for the Quarter Ended July 31, 2009, which is required to be filed on or before September 14, 2009.  It is further understood that references similar to the language set forth in Exhibit C will occur in portions of Vermont Pure’s Form 10-Q and Form 10-K reports filed after the date hereof, and similar references may be required to be made in other filings of Vermont Pure under the Exchange Act, the Securities Act of 1933, or other federal securities laws, in accordance with the disclosure requirements under such laws.  Vermont Pure will endeavor to keep the substance of such disclosures consistent with Exhibit C, and will make them no more specific than Exhibit C, unless otherwise required by law.

7.           Authority to Sign: All Parties represents and warrants to the other that the individual executing this Settlement Agreement on such Party's behalf is fully authorized to do so, is executing the Agreement willingly and knowingly, and, further, that such individual is fully authorized to bind the Party on whose behalf it is executing this Settlement Agreement to the terms of all releases of claims, undertakings and obligations of that Party as set forth in this Settlement Agreement.

9.            Choice of Law: The Settlement Agreement shall be governed by and construed and enforced in accordance with the substantive and procedural laws of the Commonwealth of Massachusetts (without regard to the conflict of laws provisions thereof).

10.           Execution in Counterparts: This Settlement Agreement may be executed in counterparts, which together shall comprise the executed Settlement Agreement.

11.           Amendments: This Settlement Agreement may be modified, amended or supplemented only by a written instrument which specifically references this Settlement Agreement and is signed by all Parties.

12.           Each Party Represented by Counsel: Each Party has been advised by its own legal counsel in negotiating this Settlement Agreement and, in executing this Settlement Agreement, and does not rely upon any representations, promises, or inducements made by any other Party or its representatives, with the sole exception of the promises and provisions set forth herein.  The fact that a Party or counsel for a party drafted any recital or provision of this Settlement Agreement shall not cause that recital or provision to be construed against the drafting Party.

13.           Entire Agreement: This Settlement Agreement shall constitute the entire agreement of the Parties with respect to its subject matter and supersedes any prior or contemporaneous agreement, contract or understanding.  It shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

IN WITNESS WHEREOF, the Parties' authorized representatives have duly executed this Agreement as an instrument under seal on the day and year first written above.

VERMONT PURE HOLDINGS LTD.	HAGENS BERMAN SOBOL SHAPIRO LLP

/s/Peter Baker	/s/ Anthony D. Shapiro
Title: CEO	Title:Vice President

PETER K. BAKER	THOMAS M. SOBOL

/s/ Peter K. Baker	/s/ Thomas M. Sobol

ROSS RAPAPORT

/s/ Ross Rapaport

Exhibit A

COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.

)
VERMONT PURE HOLDINGS, LTD.,	)	SUPERIOR COURT
	)	DEPARTMENT
)
Plaintiff,	)
	)	Civil Action No. 06-1814 (BLS1)
v.	)
)
THOMAS M. SOBOL,	)
GARVE W. IVEY, JR.,	)	STIPULATION OF DISMISSAL
KEVIN F. BERRY,	)	WITH PREJUDICE AS TO
HAGENS BERMAN SOBOL SHAPIRO, LLP,	)	THOMAS M. SOBOL AND
IVEY & RAGSDALE (a partnership), and	)	HAGENS BERMAN SOBOL
COZEN O’CONNOR (a professional corporation),	)	SHAPIRO, LLP
)
Defendants.	)
)

Pursuant to Rule 41(a)(1)(ii), defendants Hagens Berman Sobol Shapiro, LLP (“Hagens Berman”) and Thomas M. Sobol (“Sobol”) and plaintiff Vermont Pure Holdings, Ltd. (“Vermont Pure”) hereby stipulate that all claims by Vermont Pure against Hagens Berman and Sobol, and all counterclaims by Hagens Berman against Vermont Pure, in the above captioned action be, and hereby are, dismissed with prejudice, each side to bear its own fees and costs.  Hagens Berman and Sobol are no longer parties to this action.
DATED this __th day of July, 2009

PLAINTIFF,	DEFENDANTS,
VERMONT PURE HOLDING, LTD.,	HAGENS BERMAN SOBOL SHAPIRO, LLP and THOMAS M. SOBOL
By Its Counsel,	By their counsel,

Michael P. Boudett, BBO No. 558757	Michael E. Mone, BBO No. 351680
Foley Hoag LLP	James N. Esdaile, Jr., BBO No. 156080
155 Seaport Boulevard	Esdaile, Barrett & Esdaile
Boston, Massachusetts 02210-2600	75 Federal Street
Tel: (617) 832-1180	Boston, MA 02110
Tel: (617) 482-0333

Jeffrey L. Williams, BBO No. 565378
Jorden Burt LLP
175 Powder Forest Drive, Suite 201
Simsbury, Connecticut 06089
Tel: (860) 392-5000

Exhibit B

UNITED STATES DISTRICT COURT

DISTRICT OF MASSACHUSETTS

________________________________________________
)

HAGENS BERMAN SOBOL SHAPIRO LLP,                         )

)           C.A. No. 09-10404 DPW

Plaintiff                                           )

)

v.                                                                                              )           STIPULATION OF DISMISSAL

)           WITH PREJUDICE

PETER K. BAKER and ROSS RAPAPORT                            )

Defendants                                     )

)

)
________________________________________________

Pursuant to Rule 41(a)(1)(ii), plaintiff Hagens Berman Sobol Shapiro LLP and defendants Peter B. Baker and Ross Rapaport hereby stipulate that the above captioned action be, and hereby is, dismissed with prejudice, each side to bear its own fees and costs.

DATED this __th day of July, 2009

PLAINTIFF,	DEFENDANTS,
HAGENS BERMAN SOBOL SHAPIRO, LLP	PETER B. BAKER and ROSS RAPAPORT
By Its Counsel,	By their counsel,

David S. Nalven, BBO No. 547220	Michael P. Boudett, BBO No. 558757
HAGENS BERMAN SOBOL SHAPIRO LLP	Foley Hoag LLP
One Main Street, 4th Floor	155 Seaport Boulevard
Cambridge, MA 02142	Boston, Massachusetts 02210-2600
Telephone: 617-482-3700	Tel: (617) 832-1180

Exhibit C

Reference is made to Part I, Item 3, "Legal Proceedings," in the Company’s Annual Report on Form 10-K filed January 29, 2009, describing the Company’s lawsuit in the Superior Court Department, County of Suffolk, Massachusetts, CA No. 06-1814, against three law firms and individual members thereof that had been representing the Company in litigation involving Nestlé Waters North America, Inc., which item is incorporated by reference.

On July __, 2009, the Company reached a settlement with all defendants in the action other than Cozen O’Connor and a former partner in that firm, pursuant to which mutual releases have been executed.  The Company has received a one-time payment of $3 million which will be reflected in the quarter ending July 31, 2009.  Trial against the remaining defendants in the case has been scheduled for October 1, 2009.  Management intends to pursue the Company’s remaining claims, and to the extent of the counterclaims asserted against the Company, to defend the Company vigorously.